Exhibit 99.1

CommScope Reports Fourth Quarter and Full Year 2023 Results

Fourth Quarter Highlights

•
Net sales of $1.186 billion
•
GAAP loss from continuing operations of $339.0 million, including asset impairments of $145.4 million
•
Non-GAAP adjusted EBITDA of $190.7 million
•
Core segment adjusted EBITDA of $198.9 million*
•
Cash flow generated by operations of $60.4 million and non-GAAP adjusted free cash flow of $91.5 million

Full Year Highlights

•
Net sales of $5.789 billion
•
GAAP loss from continuing operations of $851.3 million, including asset impairments of $571.4 million
•
Non-GAAP adjusted EBITDA of $999.0 million
•
Core segment adjusted EBITDA of $1.022 billion*
•
Cash flow generated by operations of $289.9 million and non-GAAP adjusted free cash flow of $382.3 million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), Outdoor Wireless Networks (OWN) and Access Network Solutions (ANS) segments, in the aggregate. Core financial measures exclude general corporate costs that were previously allocated to the Home Networks (Home) segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment. See the segment comparison tables below showing the aggregation of the Core financial measures.

CLAREMONT, NC, February 29, 2024 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter and year ended December 31, 2023.

Summary of Consolidated Results
	Q4	Q4	% Change
	2023	2022	YOY
	(in millions, except per share amounts)
Net sales	$1,185.9	$1,925.5	(38.4)%
GAAP loss from continuing operations	(339.0)	(1,060.5)	(68.0)
GAAP loss from continuing operations per share	(1.67)	(5.16)	(67.6)
Non-GAAP adjusted EBITDA	190.7	375.2	(49.2)
Core segment adjusted EBITDA	198.9	380.7	(47.8)
Non-GAAP adjusted net income (loss) per diluted share	(0.02)	0.55	(103.6)

	Full Year	Full Year	% Change
	2023	2022	YOY
	(in millions, except per share amounts)
Net sales	$5,789.2	$7,524.7	(23.1%)
GAAP loss from continuing operations	(851.3)	(1,184.7)	(28.1)
GAAP loss from continuing operations per share	(4.33)	(6.00)	(27.8)
Non-GAAP adjusted EBITDA	999.0	1,223.4	(18.3)
Core segment adjusted EBITDA	1,022.2	1,250.4	(18.3)
Non-GAAP adjusted net income per diluted share	0.64	1.63	(60.7)

“As we closed a challenging year, CommScope net sales declined 23% from the prior year to $5.79 billion and delivered adjusted EBITDA at the midpoint of our range at $1.02 billion down 18% from the prior year. As previously discussed, all of our businesses had significant pressure by year end. In addition to the challenges we have been experiencing in CCS, OWN and ANS, we have started to see similar adjustments in the NICS business as customers continued to digest inventory. Although we believe there will be a market recovery in the second half of 2024, visibility continues to be limited on the timing and extent of that recovery. As stated, we are targeting an additional $100 million of cost savings in early 2024. Our cost actions as well as our investments in capacity that we have implemented will better position us when demand returns to more normalized levels,” said Chuck Treadway, President and Chief Executive Officer.

“For the fourth quarter, CommScope reported consolidated net sales of $1.186 billion, a decrease of 38% from the prior year, driven by declines in all of the segments. As a result of lower revenues, adjusted EBITDA of $191 million, declined 49% versus prior year. Adjusted EPS was a loss of $0.02 per share. As we turn our focus to 2024, based on the lack of visibility on timing of a market recovery, we are not providing updated 2024 annual guideposts at this time. As we continue to deal with lower market demand, we would expect that the first quarter Core adjusted EBITDA to be in the range of $100 to $125 million,” said Kyle Lorentzen, Chief Financial Officer.

As previously announced, in the fourth quarter of 2023, CommScope entered into an agreement with Vantiva SA to divest of its Home business. As a result, unless otherwise noted, these financial results relate to CommScope’s continuing operations, which include the Company’s remaining four operating segments: CCS, OWN, NICS and ANS. For all periods presented, amounts have been recast to reflect these changes. The divestiture of Home closed on January 9, 2024.

Impacts of Current Economic Conditions

In 2023, macroeconomic factors such as higher interest rates and concerns about continued inflation and a global economic slow-down softened demand for CommScope’s products, with certain customers reducing purchases as they right-sized their inventories and others pausing capital spending. This negatively impacted net sales in the Company's CCS, OWN and ANS segments in 2023 and may continue to have a material negative impact on net sales into at least the first half of 2024. Conversely, in the Company's NICS segment, CommScope saw higher demand and favorable pricing impacts that partially offset the impact of lower demand in its other segments for the full year 2023. However, NICS segment net sales were down in the fourth quarter of 2023 as the Company saw order rates decline as channel partners paused to digest inventory.

CommScope saw lower input costs across most of its segments as inflation settled during the year. The Company proactively implemented cost savings initiatives that favorably impacted its profitability in 2023 and should enable CommScope to take advantage of the expected recovery in demand in the second half of 2024.

Fourth Quarter Results and Comparisons

Net sales in the fourth quarter of 2023 decreased 38.4% year-over-year to $1.186 billion due to lower net sales in the CCS, NICS, OWN and ANS segments. Net sales decreased across all regions in the fourth quarter of 2023.

Loss from continuing operations of $339.0 million, or $(1.67) per share, in the fourth quarter of 2023, decreased compared to the prior year period's loss from continuing operations of $1.061 billion, or $(5.16) per share. In the fourth quarter of 2023, the Company recorded goodwill impairment charges in the ANS and CCS segments of $46.3 million and $99.1 million, respectively, related to the ANS and BDCC reporting units, respectively. In the fourth quarter of 2022, the Company recorded a goodwill impairment charge in the ANS segment of $1.120 billion related to the ANS reporting unit. Asset impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income (loss) for the fourth quarter of 2023 was $(3.9) million, or $(0.02) per share, versus $138.1 million, or $0.55 per share, in the fourth quarter of 2022.

Non-GAAP adjusted EBITDA decreased 49.2% to $190.7 million in the fourth quarter of 2023 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales decreased to 16.1% in the fourth quarter of 2023 compared to 19.5% in the same prior year period.

Core segment adjusted EBITDA decreased 47.8% to $198.9 million in the fourth quarter of 2023 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales decreased to 16.8% in the fourth quarter of 2023 compared to 19.8% in the same prior year period. Core segment adjusted EBITDA reflects the results of the Company’s CCS, OWN, NICS and ANS segments, in the aggregate, and excludes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Fourth Quarter Comparisons

Sales by Region

			% Change
	Q4 2023	Q4 2022	YOY
United States	$740.2	$1,316.6	(43.8)%
Europe, Middle East and Africa	192.1	302.4	(36.5)
Asia Pacific	159.1	173.7	(8.4)
Caribbean and Latin America	65.6	86.1	(23.8)
Canada	28.9	46.7	(38.1)
Total net sales	$1,185.9	$1,925.5	(38.4)%

Segment Net Sales

			% Change
	Q4 2023	Q4 2022	YOY
CCS	$555.8	$957.1	(41.9)%
NICS	216.7	288.5	(24.9)
OWN	182.5	304.8	(40.1)
ANS	230.9	375.1	(38.4)
Total net sales	$1,185.9	$1,925.5	(38.4)%

Operating Income (Loss)

			% Change
	Q4 2023	Q4 2022	YOY
CCS	$(54.7)	$146.1	(137.4)%
NICS	3.5	34.3	(89.8)
OWN	19.9	25.9	(23.2)
ANS	(22.5)	(1,101.5)	(98.0)
Core segment operating loss	(53.8)	(895.2)	(94.0)
Corporate and other	(8.3)	(7.6)	9.2
Total operating loss	$(62.1)	$(902.8)	(93.1)%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q4 2023	Q4 2022	YOY
CCS	$83.6	$187.9	(55.5)%
NICS	29.3	56.3	(48.0)
OWN	31.5	41.2	(23.5)
ANS	54.5	95.3	(42.8)
Core segment adjusted EBITDA	198.9	380.7	(47.8)
Corporate and other	(8.2)	(5.5)	49.1
Total segment adjusted EBITDA	$190.7	$375.2	(49.2)%
•
CCS - Net sales of $555.8 million decreased 41.9% from the prior year period primarily driven by declines in Network Cable and Connectivity and Building and Data Center Connectivity.
•
NICS - Net sales of $216.7 million decreased 24.9% from the prior year period primarily driven by declines in Ruckus and Intelligent Cellular Networks.
•
OWN - Net sales of $182.5 million decreased 40.1% from the prior year period primarily driven by declines in Base Station Antennas and HELIAX product sales.
•
ANS - Net sales of $230.9 million decreased 38.4% from the prior year period driven by declines in Access Technologies and Converged Network Solutions.

Full Year Results and Comparison

Net sales in 2023 decreased 23.1% year-over-year to $5.789 billion primarily due to lower net sales in the CCS, OWN and ANS segments, partially offset by stronger net sales in the NICS segment. Net sales decreased across all regions in 2023.

In 2023, loss from continuing operations of $851.3 million, or $(4.33) per share, decreased compared to the prior year loss from continuing operations of $1.185 billion, or $(6.00) per share. In 2023, the Company recorded goodwill impairment charges in the ANS and CCS segments of $472.3 million and $99.1 million, respectively, related to the ANS and BDCC reporting units, respectively. In 2022, the Company recorded a goodwill impairment charge in the ANS segment of $1.120 billion related to the ANS reporting unit. Asset impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income for 2023 decreased to $161.8 million, or $0.64 per share, compared to $407.3 million, or $1.63 per share, in 2022.

Non-GAAP adjusted EBITDA decreased 18.3% to $999.0 million in 2023 compared to the prior year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 17.3% in 2023 compared to 16.3% in 2022. Core segment adjusted EBITDA decreased 18.3% to $1.022 billion in 2023 compared to the prior year. Core segment adjusted EBITDA as a percentage of net sales increased to 17.7% in 2023 compared to 16.6% in the prior year.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in 2023 was $289.9 million.
•
Non-GAAP adjusted free cash flow in 2023 was $382.3 million after adjusting operating cash flow for $53.3 million of additions to property, plant and equipment, $117.7 million of cash paid for restructuring costs and $28.0 million of cash paid for transaction, transformation and integration costs.
•
The Company ended the year with $543.8 million in cash and cash equivalents.
•
As of December 31, 2023, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $688.0 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,231.8 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2023 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments. They do not include the results of the Home segment. The Core segments and the Home segment represent the business segments as managed and reported by CommScope as of December 31, 2023. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the potential separation, divestiture or discontinuance of another business or product line, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2023 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales	$1,185.9	$1,925.5	$5,789.2	$7,524.7
Cost of sales	737.6	1,200.1	3,640.9	4,930.7
Gross profit	448.3	725.4	2,148.3	2,594.0
Operating expenses:
Selling, general and administrative	202.3	265.3	873.3	1,040.9
Research and development	103.2	130.7	459.7	543.6
Amortization of purchased intangible assets	75.3	102.9	327.1	440.0
Restructuring costs (credits), net	(15.8)	9.7	29.7	63.0
Asset impairments	145.4	1,119.6	571.4	1,119.6
Total operating expenses	510.4	1,628.2	2,261.2	3,207.1
Operating loss	(62.1)	(902.8)	(112.9)	(613.1)
Other income (expense), net	45.8	(6.5)	59.7	(0.5)
Interest expense	(170.9)	(161.4)	(675.8)	(588.9)
Interest income	3.3	1.0	11.1	2.8
Loss from continuing operations before income taxes	(183.9)	(1,069.7)	(717.9)	(1,199.7)
Income tax (expense) benefit	(155.0)	9.4	(133.4)	15.0
Loss from continuing operations	(339.0)	(1,060.5)	(851.3)	(1,184.7)
Loss from discontinued operations, net of income tax (expense) benefit of $47.8, $7.9, $184.0 and $(1.9), respectively	(186.1)	(48.3)	(599.6)	(102.2)
Net loss	(525.1)	(1,108.8)	(1,450.9)	(1,286.9)
Series A convertible preferred stock dividends	(15.8)	(14.9)	(61.8)	(59.0)
Net loss attributable to common stockholders	$(540.9)	$(1,123.7)	$(1,512.7)	$(1,345.9)

Basic:
Loss from continuing operations per share	$(1.67)	$(5.16)	$(4.33)	$(6.00)
Loss from discontinued operations per share	(0.88)	(0.23)	(2.84)	(0.49)
Loss per share	$(2.55)	$(5.39)	$(7.17)	$(6.49)

Diluted:
Loss from continuing operations per share	$(1.67)	$(5.16)	$(4.33)	$(6.00)
Loss from discontinued operations per share	(0.88)	(0.23)	(2.84)	(0.49)
Loss per share	$(2.55)	$(5.39)	$(7.17)	$(6.49)

Weighted average shares outstanding:
Basic	212.1	208.4	210.9	207.4
Diluted (a)	212.1	208.4	210.9	207.4
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(540.9)	$(1,123.7)	$(1,512.7)	$(1,345.9)

Weighted average shares (basic)	212.1	208.4	210.9	207.4
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	212.1	208.4	210.9	207.4

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$543.8	$373.0
Accounts receivable, net of allowance for doubtful accounts of $32.2 and $50.1, respectively	815.2	1,178.2
Inventories, net	1,079.7	1,376.0
Prepaid expenses and other current assets	145.4	177.1
Current assets held for sale	278.6	621.8
Total current assets	2,862.7	3,726.1
Property, plant and equipment, net of accumulated depreciation of $866.1 and $849.3, respectively	500.6	601.0
Goodwill	3,514.4	4,072.4
Other intangible assets, net	1,582.7	1,915.1
Deferred income taxes	615.6	494.6
Other noncurrent assets	295.9	275.4
Noncurrent assets held for sale	—	600.8
Total assets	$9,371.9	$11,685.4
Liabilities and Stockholders' Deficit
Accounts payable	$435.9	$684.3
Accrued and other liabilities	634.3	868.6
Current portion of long-term debt	32.0	32.0
Current liabilities held for sale	307.2	522.6
Total current liabilities	1,409.4	2,107.5
Long-term debt	9,246.6	9,469.6
Deferred income taxes	110.7	115.5
Other noncurrent liabilities	411.9	355.9
Noncurrent liabilities held for sale	—	82.6
Total liabilities	11,178.6	12,131.1
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,162.1	1,100.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,162,085 and 1,100,310, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 212,108,634 and 208,371,426, respectively	2.3	2.2
Additional paid-in capital	2,550.4	2,542.9
Accumulated deficit	(4,953.1)	(3,502.2)
Accumulated other comprehensive loss	(266.7)	(296.3)
Treasury stock, at cost: 14,424,126 shares and 12,726,695 shares, respectively	(301.7)	(292.6)
Total stockholders' deficit	(2,968.8)	(1,546.0)
Total liabilities and stockholders' deficit	$9,371.9	$11,685.4

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating Activities:
Net loss	$(525.1)	$(1,108.8)	$(1,450.9)	$(1,286.9)
Adjustments to reconcile net loss to net cash generated by operating activities:
Depreciation and amortization	119.0	167.0	561.2	696.1
Equity-based compensation	11.8	15.8	47.3	61.1
Deferred income taxes	66.6	(43.2)	(183.3)	(118.4)
Asset impairments	322.5	1,119.6	1,217.6	1,119.6
Changes in assets and liabilities:
Accounts receivable	86.7	175.0	461.7	(16.0)
Inventories	173.3	(25.5)	391.3	(178.8)
Prepaid expenses and other current assets	11.5	37.3	45.1	30.9
Accounts payable and other accrued liabilities	(158.9)	69.5	(723.6)	(43.2)
Other noncurrent assets	(7.0)	6.5	(27.4)	8.2
Other noncurrent liabilities	15.1	(46.7)	55.0	(88.8)
Other	(55.1)	20.3	(104.1)	6.2
Net cash generated by operating activities	60.4	386.8	289.9	190.0
Investing Activities:
Additions to property, plant and equipment	(9.4)	(22.6)	(53.3)	(101.3)
Proceeds from sale of property, plant and equipment	29.3	—	71.2	0.1
Other	(0.1)	3.1	20.4	19.1
Net cash generated by (used in) investing activities	19.8	(19.5)	38.3	(82.1)
Financing Activities:
Long-term debt repaid	(8.0)	(113.0)	(32.0)	(365.0)
Long-term debt repurchases	(50.5)	—	(142.6)	—
Long-term debt proceeds	—	—	—	333.0
Debt issuance costs	—	(7.2)	—	(7.2)
Dividends paid on Series A convertible preferred stock	—	—	—	(14.9)
Tax withholding payments for vested equity-based compensation awards	(0.2)	(0.8)	(9.1)	(14.8)
Other	(0.1)	1.6	2.0	3.9
Net cash used in financing activities	(58.8)	(119.4)	(181.7)	(65.0)
Effect of exchange rate changes on cash and cash equivalents	3.6	4.7	(0.8)	(5.1)
Change in cash and cash equivalents	25.0	252.6	145.7	37.8
Cash and cash equivalents at beginning of period	518.8	145.5	398.1	360.3
Cash and cash equivalents at end of period	$543.8	$398.1	$543.8	$398.1

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Loss from continuing operations, as reported	$(339.0)	$(1,060.5)	$(851.3)	$(1,184.7)
Income tax expense (benefit)	155.0	(9.4)	133.4	(15.0)
Interest income, as reported	(3.3)	(1.0)	(11.1)	(2.8)
Interest expense, as reported	170.9	161.4	675.8	588.9
Other (income) expense, as reported	(45.8)	6.5	(59.7)	0.5
Operating loss, as reported	$(62.1)	$(902.8)	$(112.9)	$(613.1)
Adjustments:
Amortization of purchased intangible assets	75.3	102.9	327.1	440.0
Restructuring costs (credits), net	(15.8)	9.7	29.7	63.0
Equity-based compensation	10.9	14.5	43.6	55.3
Asset impairments	145.4	1,119.6	571.4	1,119.6
Transaction, transformation and integration costs	9.4	1.3	27.1	35.1
Acquisition accounting adjustments	—	1.2	1.2	5.3
Patent claims and litigation settlements	—	—	(3.5)	1.7
Reserve (recovery) for Russian accounts receivable	—	—	(2.0)	2.7
Cyber incident costs	0.4	—	5.5	—
Depreciation	27.2	28.8	111.8	113.8
Total adjustments to operating loss	252.8	1,278.0	1,111.9	1,836.5
Non-GAAP adjusted EBITDA	$190.7	$375.2	$999.0	$1,223.4

Loss from continuing operations, as reported	$(339.0)	$(1,060.5)	$(851.3)	$(1,184.7)
Adjustments:
Total pretax adjustments to adjusted EBITDA	225.6	1,249.2	1,000.1	1,722.7
Pretax amortization of debt issuance costs and OID (1)	7.6	6.5	28.0	25.8
Pretax gain on debt transactions (2)	(55.2)	—	(74.3)	—
Tax effects of adjustments and other tax items (3)	157.1	(57.1)	59.3	(156.5)
Non-GAAP adjusted net income (loss)	$(3.9)	$138.1	$161.8	$407.3
GAAP EPS, as reported (4)	$(1.67)	$(5.16)	$(4.33)	$(6.00)
Non-GAAP adjusted diluted EPS (5)	$(0.02)	$0.55	$0.64	$1.63

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net income (loss) attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 253.8 million and 251.7 million for the three months ended December 31, 2023 and 2022, respectively, and 253.2 million and 249.4 million for the years ended December 31, 2023 and 2022, respectively.

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q4 2023	Q4 2022	YOY
United States	$740.2	$1,316.6	(43.8)%
Europe, Middle East and Africa	192.1	302.4	(36.5)
Asia Pacific	159.1	173.7	(8.4)
Caribbean and Latin America	65.6	86.1	(23.8)
Canada	28.9	46.7	(38.1)
Total net sales	$1,185.9	$1,925.5	(38.4)%

Sales by Region
			% Change
	Full Year 2023	Full Year 2022	YOY
United States	$3,750.0	$5,018.1	(25.3)%
Europe, Middle East and Africa	980.4	1,164.8	(15.8)
Asia Pacific	631.5	745.5	(15.3)
Caribbean and Latin America	289.8	396.7	(26.9)
Canada	137.5	199.6	(31.1)
Total net sales	$5,789.2	$7,524.7	(23.1)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q4 2023	Q4 2022	YOY
CCS	$555.8	$957.1	(41.9)%
NICS	216.7	288.5	(24.9)
OWN	182.5	304.8	(40.1)
ANS	230.9	375.1	(38.4)
Total net sales	$1,185.9	$1,925.5	(38.4)%

Segment Adjusted EBITDA (1)
			% Change
	Q4 2023	Q4 2022	YOY
CCS	$83.6	$187.9	(55.5)%
NICS	29.3	56.3	(48.0)
OWN	31.5	41.2	(23.5)
ANS	54.5	95.3	(42.8)
Core segment adjusted EBITDA (2)	198.9	380.7	(47.8)
Corporate and other (2)	(8.2)	(5.5)	49.1
Total segment adjusted EBITDA	$190.7	$375.2	(49.2)%

(1) See "Non-GAAP Financial Measures" above.

(2) “Core” financial measures reflect the results of our CCS, OWN, NICS and ANS segments, in the aggregate, and excludes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Full Year 2023	Full Year 2022	YOY
CCS	$2,710.2	$3,789.6	(28.5)%
NICS	1,117.7	939.7	18.9
OWN	880.0	1,467.9	(40.1)
ANS	1,081.3	1,327.5	(18.5)
Total net sales	$5,789.2	$7,524.7	(23.1)%

Segment Adjusted EBITDA (1)
			% Change
	Full Year 2023	Full Year 2022	YOY
CCS	$389.6	$643.6	(39.5)%
NICS	225.2	51.9	333.9
OWN	178.1	269.7	(34.0)
ANS	229.3	285.2	(19.6)
Core segment adjusted EBITDA (2)	1,022.2	1,250.4	(18.3)
Corporate and other (2)	(23.2)	(27.0)	(14.1)
Total segment adjusted EBITDA	$999.0	$1,223.4	(18.3)%

(1) See Description of Non-GAAP Financial Measures.

(2) “Core” financial measures reflect the results of our CCS, OWN, NICS and ANS segments, in the aggregate, and excludes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$(54.7)	$3.5	$19.9	$(22.5)	$(8.3)	$(62.1)
Amortization of purchased intangible assets	18.8	13.9	5.0	37.4	0.2	75.3
Restructuring costs (credits), net	(0.3)	2.4	1.4	(19.5)	0.2	(15.8)
Equity-based compensation	4.4	2.8	1.8	2.9	(1.0)	10.9
Asset impairments	99.1	—	—	46.3	—	145.4
Transaction, transformation and integration costs	1.1	3.4	0.4	4.3	0.2	9.4
Acquisition accounting adjustments	—	0.2	—	—	(0.2)	—
Cyber incident costs	0.2	0.1	0.1	0.1	(0.1)	0.4
Depreciation	15.2	3.0	3.0	5.5	0.5	27.2
Segment adjusted EBITDA	$83.6	$29.3	$31.5	$54.5	$(8.2)	$190.7
Segment adjusted EBITDA % of sales	15.0%	13.5%	17.3%	23.6%	NM	16.1%

Fourth Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$146.1	$34.3	$25.9	$(1,101.5)	$(7.6)	$(902.8)
Amortization of purchased intangible assets	18.7	14.3	8.0	61.7	0.2	102.9
Restructuring costs, net	3.0	0.1	1.8	4.7	0.1	9.7
Equity-based compensation	3.9	3.5	1.9	4.1	1.1	14.5
Asset impairments	—	—	—	1,119.6	—	1,119.6
Transaction, transformation and integration costs	0.6	0.2	0.2	0.2	0.1	1.3
Acquisition accounting adjustments	—	0.5	—	0.8	(0.1)	1.2
Depreciation	15.7	3.5	3.4	5.5	0.7	28.8
Segment adjusted EBITDA	$187.9	$56.3	$41.2	$95.3	$(5.5)	$375.2
Segment adjusted EBITDA % of sales	19.6%	19.5%	13.5%	25.4%	NM	19.5%

(1) Includes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

NM – Not meaningful
Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$121.9	$127.0	$130.5	$(462.5)	$(29.8)	$(112.9)
Amortization of purchased intangible assets	75.5	56.8	20.4	173.9	0.5	327.1
Restructuring costs (credits), net	14.0	12.4	6.6	(6.0)	2.7	29.7
Equity-based compensation	15.6	10.6	6.3	11.0	0.1	43.6
Asset impairments	99.1	—	—	472.3	—	571.4
Transaction, transformation and integration costs	1.7	7.0	0.6	17.3	0.5	27.1
Acquisition accounting adjustments	—	1.2	—	0.2	(0.2)	1.2
Patent claims and litigation settlements	—	(3.5)	—	—	—	(3.5)
Recovery of Russian accounts receivable	(2.0)	—	—	—	—	(2.0)
Cyber incident costs	2.6	0.7	1.1	1.0	0.1	5.5
Depreciation	61.3	13.0	12.6	22.1	2.8	111.8
Segment adjusted EBITDA	$389.6	$225.2	$178.1	$229.3	$(23.2)	$999.0
Segment adjusted EBITDA % of sales	14.4%	20.1%	20.2%	21.2%	NM	17.3%

Year Ended December 31, 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$438.3	$(51.2)	$189.0	$(1,149.6)	$(39.6)	$(613.1)
Amortization of purchased intangible assets	99.5	59.7	32.4	247.2	1.2	440.0
Restructuring costs, net	17.1	9.9	22.4	12.2	1.4	63.0
Equity-based compensation	14.9	13.5	7.1	15.8	4.0	55.3
Asset impairments	—	—	—	1,119.6	—	1,119.6
Transaction, transformation and integration costs	10.6	3.0	4.5	14.0	3.0	35.1
Acquisition accounting adjustments	—	2.0	—	3.3	—	5.3
Patent claims and litigation settlements	1.7	—	—	—	—	1.7
Reserve of Russian accounts receivable	2.7	—	—	—	—	2.7
Depreciation	58.8	15.0	14.3	22.5	3.2	113.8
Segment adjusted EBITDA	$643.6	$51.9	$269.7	$285.2	$(27.0)	$1,223.4
Segment adjusted EBITDA % of sales	17.0%	5.5%	18.4%	21.5%	NM	16.3%

(1) Includes general corporate costs that were previously allocated to the Home segment and are now classified as continuing operations, since the costs were not directly attributable to the discontinued operations of the Home segment.

NM – Not meaningful
Components may not sum to total due to rounding.
See Description of Non-GAAP Financial Measures.

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023	Full Year 2022
Cash flow from operations	$386.8	$(46.1)	$136.8	$138.8	$60.4	$289.9	$190.0
Capital expenditures	(22.6)	(14.4)	(20.8)	(8.7)	(9.4)	(53.3)	(101.3)
Free cash flow	364.2	(60.5)	116.0	130.1	51.0	236.6	88.7
Transaction, transformation and integration costs	18.7	1.4	1.7	11.5	13.4	28.0	50.7
Restructuring costs, net	19.9	19.4	31.1	40.1	27.1	117.7	58.1
Adjusted free cash flow	$402.8	$(39.7)	$148.8	$181.7	$91.5	$382.3	$197.5

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023	Full Year 2022
Gross profit, as reported	$725.4	$630.2	$568.8	$501.0	$448.3	$2,148.3	$2,594.0
Equity-based compensation	2.0	1.6	1.3	1.1	1.2	5.2	7.5
Acquisition accounting adjustments	1.3	0.5	0.4	0.3	—	1.2	5.4
Patent claims and litigation settlements	—	—	—	(3.5)	—	(3.5)	1.7
Adjusted gross profit	$728.7	$632.3	$570.5	$498.9	$449.5	$2,151.2	$2,608.6
Adjusted gross profit as % of sales	37.8%	38.0%	35.9%	37.0%	37.9%	37.2%	34.7%

GAAP to Non-GAAP Adjusted Operating Expense
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Full Year 2023	Full Year 2022
Selling, general and administrative, as reported	$265.3	$232.0	$230.0	$209.0	$202.3	$873.3	$1,040.9
Research and development, as reported	130.7	125.6	128.3	102.6	103.2	459.7	543.6
Operating expenses	$396.0	$357.6	$358.3	$311.6	$305.5	$1,333.0	$1,584.5
Equity-based compensation	12.5	10.8	8.6	9.4	9.6	38.4	47.8
Transaction, transformation and integration costs	1.3	0.3	2.8	14.6	9.4	27.1	35.1
Recovery for Russian accounts receivable	—	—	(2.0)	—	—	(2.0)	2.7
Cyber incident costs	—	—	3.6	1.5	0.4	5.5	—
Adjusted operating expense	$382.2	$346.5	$345.3	$286.1	$286.1	$1,264.0	$1,498.9
Adjusted operating expense as % of sales	19.9%	20.8%	21.7%	21.2%	24.1%	21.8%	19.9%

Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.